Exhibit 10.117

RECORDING REQUESTED BY:

WHEN RECORDED RETURN TO:

Gary York, Esq.

Ballard Spahr LLP

2029 Century Park East

Suite 800

Los Angeles, CA 90067

Tax Parcel No. 15-01-280-065-0000

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

BY

KBSIII 222 MAIN, LLC

a Delaware limited liability company,

as Trustor

TO

FIRST AMERICAN TITLE INSURANCE COMPANY,

a California corporation,

as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Beneficiary

February 27, 2014

ARTICLE 1 GRANT OF SECURITY		4

1.1	REAL PROPERTY GRANT	4

1.2	PERSONAL PROPERTY GRANT	5

1.3	CONDITIONS TO GRANT	6

ARTICLE 2 TRUSTOR COVENANTS		7

2.1	DUE AUTHORIZATION, EXECUTION, AND DELIVERY	7

2.2	PERFORMANCE BY TRUSTOR	7

2.3	WARRANTY OF TITLE	7

2.4	TAXES, LIENS AND OTHER CHARGES	8

2.5	ESCROW DEPOSITS	9

2.6	CARE AND USE OF THE PROPERTY	9

2.7	COLLATERAL SECURITY INSTRUMENTS	11

2.8	SUITS AND OTHER ACTS TO PROTECT THE PROPERTY	12

2.9	LIENS AND ENCUMBRANCES	12

2.10	SINGLE PURPOSE ENTITY	12

ARTICLE 3 INSURANCE		13

3.1	REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES	13

3.2	ADJUSTMENT OF CLAIMS	17

3.3	ASSIGNMENT TO BENEFICIARY	17

ARTICLE 4 BOOKS, RECORDS AND ACCOUNTS		18

4.1	BOOKS AND RECORDS	18

4.2	PROPERTY REPORTS	19

4.3	ADDITIONAL MATTERS	19

ARTICLE 5 LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY		20

5.1	TRUSTOR’S REPRESENTATIONS AND WARRANTIES	20

5.2	ASSIGNMENT OF LEASES	20

5.3	PERFORMANCE OF OBLIGATIONS	20

5.4	SUBORDINATE LEASES	21

5.5	LEASING COMMISSIONS	21

5.6	LEASING CONSENTS	22

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		Page

14.8	NO MERGER	48

14.9	NO MODIFICATIONS	48

14.10	ENTIRE AGREEMENT	48

14.11	NO THIRD PARTY BENEFICIARIES	49

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: February 27, 2014

Note: The Promissory Note dated as of the Execution Date made by Trustor to the order of Beneficiary in the principal amount of $102,700,000.00, together with all extensions, renewals, modifications, restatements and amendments thereof.

Beneficiary & Address:

Metropolitan Life Insurance Company, a New York corporation

10 Park Avenue

Morristown, New Jersey 07962

Attention:  Senior Vice President, Real Estate Investments

Re: 222 South Main Street, Salt Lake City

With a copy to:	Metropolitan Life Insurance Company 425 Market Street, Suite 1050 San Francisco, California 94105 Attention: Vice President

And to:	Metropolitan Life Insurance Company 425 Market Street, Suite 1050 San Francisco, California 94105 Attention: Associate General Counsel
Trustor & Address (Chief Executive Office):

KBSIII 222 Main, LLC, a Delaware limited liability company

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  Todd Smith, VP Controller, Corporate

With a copy to:	KBSIII 222 Main, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Tim Helgeson, SVP, Asset Management

And to:	KBSIII 222 Main, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660

Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

And to:	Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attention: L. Bruce Fischer, Esq.
Trustee: First American Title Insurance Company, a California corporation
Liable Party & Address:

KBS REIT Properties III, LLC,

a Delaware limited liability company

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  Todd Smith, VP Controller, Corporate

With a copy to:	KBS REIT Properties III, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Jeff Waldvogel, Director of Finance & Reporting

And to:	KBS REIT Properties III, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

And to:	Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attention: L. Bruce Fischer, Esq.
County (the “County”) and State (the “State”) in which the Property is located: Salt Lake County, State of Utah
Use: A 21-story office building containing approximately 423,382 square feet of office and retail space (excluding any storage space) and 843 parking spaces in a nine-level attached parking garage
Insurance: Commercial General Liability: Required Liability Limit: $50,000,000.00

Address for Insurance Notification:

Metropolitan Life Insurance Company,

its affiliates and/or successors and assigns

10 Park Avenue

Morristown, New Jersey 07962

Attention:  Insurance Risk Manager

Or such other designee and/or address as may be provided in writing by Beneficiary.

Loan Documents:  The Note, this Deed of Trust and any other documents related to the Note and/or this Deed of Trust (except the Unsecured Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Assignment of Leases:  Assignment of Leases dated as of the Execution Date and executed by Trustor for the benefit of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

Unsecured Indemnity Agreement:  Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor in favor of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

Guaranty:  Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party in favor of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

The Unsecured Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents in accordance with their terms.

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (together with all extensions, renewals, modifications, restatements and amendments hereof, this “Deed of Trust”) is entered into as of the Execution Date by Trustor to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A.      This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Trustor under any of the Loan Documents (collectively, the “Secured Indebtedness” and sometimes referred to as the “Loan”) and (2) the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents.

B.      Trustor makes the following covenants and agreements for the benefit of Beneficiary and Beneficiary’s successors and assigns and any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors, and Trustee.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:

ARTICLE 1

GRANT OF SECURITY

1.1      REAL PROPERTY GRANT.  In order to secure the Secured Indebtedness and the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents, Trustor hereby irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(a)      That certain real property located in the County and State which is more particularly described in Exhibit A attached to this Deed of Trust or any portion of such real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting such real property (collectively, the “Land”);

(b)      All things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(c)      All present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or the Improvements and all deposits made with respect to the Land and/or the Improvements, including, but not limited to, any security given to utility companies by Trustor, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, all insurance proceeds payable to Trustor in connection with the Land and/or the Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”), and all security deposits in excess of an amount equal to one month’s rent under all Leases (as hereinafter defined) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(d)      All damages, payments and revenue of every kind that Trustor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(e)      All proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or the Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or the Improvements;

(f)      All licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or the Improvements; and

(g)      All names by which the Land and/or the Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or the Improvements.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

1.2      PERSONAL PROPERTY GRANT.  Trustor hereby irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest in the following personal property which is collectively referred to as the “Personal Property”:

(a)        Any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property, to the extent owned by Trustor;

(b)        All rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owner’s association or similar group;

(c)        All plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor relating to the plans and specifications or to the construction of the Improvements;

(d)        All equipment, machinery, fixtures, goods, accounts, general intangibles, promissory notes, letter of credit rights, investment property, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of these items;

(e)        All sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale;

(f)        All of Trustor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, in, to and under that certain unrecorded Reimbursement Agreement dated March 31, 2010, by and between the Redevelopment Agency of Salt Lake City, a public agency, and 222 S. Main Investments LLC, a Delaware limited liability (and all renewals, amendments, modifications, restatements and extensions thereof), including, but not limited to, any and all rights that Trustor may now or hereafter have to any and all payments, disbursements, distributions or proceeds owing, payable or required to be delivered to Trustor thereunder, and all of Trustor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies thereunder; and

(g)        All proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, insurance awards, condemnation awards or otherwise,) or to which Trustor otherwise becomes entitled, all “accounts,” “general intangibles,” “instruments,” and “investment property,” in each case as defined in the Utah Uniform Commercial Code constituting or relating to the foregoing.

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

1.3        CONDITIONS TO GRANT.  If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Trustor shall perform and observe each of the terms, covenants and agreements set forth in the Loan

Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.

ARTICLE 2

TRUSTOR COVENANTS

2.1        DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a)        Trustor represents and warrants that the execution of the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.

(b)        Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that its exact legal name, the state of its formation and the state of its chief executive office (or place of business, if it has only one place of business) are correctly stated in the Defined Terms, and that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c)        Trustor represents and warrants that the execution, delivery and performance of the Loan Documents and the Unsecured Indemnity Agreement will not result in Trustor being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d)        Trustor represents and warrants that the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms.

(e)        Trustor agrees that it will not change the state where it or its chief executive office (or place of business, if it has only one place of business) is located, or change its name, without providing at least thirty (30) days’ prior written notice to Beneficiary.

2.2        PERFORMANCE BY TRUSTOR.  Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

2.3        WARRANTY OF TITLE.

(a)        Trustor represents and warrants that it holds good and indefeasible fee simple absolute title to Parcel 1 of the Land and all of the Improvements, valid easements to Parcels 2 and 3 of the Land, and a valid leasehold estate in Parcel 4 of the Land (the “Vault Lease”), and that it has the right and is lawfully authorized to sell, convey, encumber and grant a security interest in the Property subject only to those property-specific exceptions to title recorded in the real estate records of the County and contained in Part I of Schedule B of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens other than real estate taxes for the calendar year 2014 that are not yet due or payable.

(b)        Trustor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons or entities claiming any interest in the Property.

2.4        TAXES, LIENS AND OTHER CHARGES.

(a)        Unless otherwise paid to Beneficiary as provided in Section 2.5, Trustor shall pay all real estate and other taxes, assessments, water and sewer charges, and other license or permit fees, liens, fines, penalties, interest and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than five (5) days before the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Trustor elects by appropriate legal action to contest the amount or validity of any Imposition, Trustor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Trustor deposits this sum with Beneficiary, Trustor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Trustor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Trustor.

(b)        In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

2.5        ESCROW DEPOSITS.    Without limiting the effect of Section 2.4 and Section 3.1, Trustor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Trustor has deposited an amount equal to the annual charges for these items and on written demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Trustor will furnish to Beneficiary bills for Impositions thirty (30) days before Impositions become delinquent and bills for Premiums ten (10) days before such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary. Beneficiary shall not be required to pay interest to Trustor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. However, with respect to deposits of Premiums only, Trustor shall not be required to make these deposits unless (i) at any time Trustor fails to furnish to Beneficiary, not later than five (5) days before the dates on which any Premiums would become delinquent, evidence of payment of the Premiums, or (ii) Trustor fails to provide, not later than five (5) days prior to the expiration of any policy required under the Loan Documents, appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy, or (iii) an Event of Default exists, or (iv) such deposits are required in connection with a securitization or participation of the Loan, or (v) Trustor no longer owns the Property, or (vi) except for any Permitted Transfer (as defined in Section 10.1(e)), there has been a change in Trustor or in the general partners, shareholders or members of Trustor, or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor. In addition, with respect to deposits of Impositions only, Trustor shall not be required to make these deposits unless (i) an Event of Default exists, or (ii) such deposits are required in connection with a securitization or participation of the Loan, or (iii) Trustor no longer owns the Property, or (iv) except for any Permitted Transfer, there has been a change in Trustor or in the general partners, shareholders or members of Trustor, or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor.

2.6        CARE AND USE OF THE PROPERTY.

(a)        Trustor represents and warrants to and agrees with Beneficiary as follows:

(i)        Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, all authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii)        Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, the Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Trustor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of these requirements.

(iii)        Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, Trustor has complied with and will continue to comply with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation (A) the Vault Lease and (B) all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Trustor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property, including the Improvements. Trustor shall advise Beneficiary in writing within five (5) days after receipt of any notice to Trustor by the landlord under the Vault Lease of any default by Trustor as tenant thereunder in the performance or observance of any of the terms, conditions and covenants to be performed or observed by the tenant thereunder or of any notice of termination of contemplated termination thereof, and shall deliver to Beneficiary a true copy of each such notice.

(iv)        Trustor shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.

(v)        Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi)        To best knowledge of Trustor, construction of the Improvements on the Property is complete, except as previously disclosed to Beneficiary in that certain Side Letter Agreement (the “Side Letter”) dated as of the Execution Date, by and between Trustor and Beneficiary.

(vii)        Except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor, the Property is in good repair and condition, free of any material damage.

(b)        Upon prior written notice (except in the event of an emergency, in which event prior written notice shall not be required), Beneficiary shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain

Trustor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants, subject to the rights of tenants under their Leases. Trustor shall reasonably cooperate with Beneficiary performing these inspections.

(c)        Trustor shall use, or cause to be used, the Property continuously for the Use. Trustor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Trustor shall not, without Beneficiary’s prior written consent, (i) file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime,” whether superior or subordinate to this Deed of Trust, (ii) permit any part of the Property to be converted to, or operated as, a “cooperative regime” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property, or (iii) initiate or permit any subdivision of the Property or change in the legal description thereof.

(d)        Without the prior written consent of Beneficiary, Trustor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants, whether by means of covenants, bylaws, or similar restrictions.

(e)         Trustor will use commercially reasonable efforts to faithfully perform each and every material covenant to be performed by Trustor under any lien or encumbrance affecting the Property including, without limiting the generality hereof, mortgages, deeds of trust, leases, easements, declarations or covenants, conditions and/or restrictions and other agreements which affect the Property, in law or in equity.

(f)        Any agreement for the day-to-day management of the Property by a third party manager shall be cancelable without cause upon thirty (30) days’ or less prior written notice and Trustor shall protect, indemnify and hold Beneficiary harmless from and against all liabilities, damages, costs, loss and claims arising out of the actions of such third party manager relating to the Property during Trustor’s period of ownership of the Property.

2.7        COLLATERAL SECURITY INSTRUMENTS.  Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, Beneficiary may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.

2.8        SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a)        Trustor shall immediately notify Beneficiary of the commencement, or receipt of written notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, “Actions”). Trustor shall appear in and defend any Actions.

(b)        Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Beneficiary shall provide Liable Party with a courtesy copy notifying Liable Party of Beneficiary’s institution, maintenance or participation in such Actions, but such notice to Liable Party shall not be a condition precedent or impediment to Beneficiary’s ability to institute, maintain or participate in such Actions. Upon the written request of Trustor, not more than one time per calendar quarter, Beneficiary shall provide Trustor with an update with respect to such Actions. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof.

2.9        LIENS AND ENCUMBRANCES.  Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Trustor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic’s liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Trustor shall obtain a discharge and release of the Liens and Encumbrances within fifteen (15) business days after receipt of notice of their existence (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above).

2.10    SINGLE PURPOSE ENTITY.  Trustor represents, warrants, and covenants with Beneficiary that it has not and shall not: (a) engage in business other than owning and operating the Property and activities incidental thereto; (b) acquire or own a material asset other than the Property and incidental personal property; (c) maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (d) fail to hold itself out to the public as a legal entity separate from any other; (e) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (f) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (g) obtain additional loans; (h) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (i) modify, amend or revise its organizational documents without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 3

INSURANCE

3.1        REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a)        During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance for the types of insurance described below, all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Trustor shall be responsible for its own deductibles. Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes. Trustor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.1(d).

Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:

(i)        Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (A) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $250,000.00; (D) containing no margin clause unless approved by Beneficiary, and (E) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Trustor and approved by Beneficiary (which approval shall not be unreasonably withheld or delayed) or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article 3 shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(ii)        Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (B) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available. The required limit may be satisfied through a combination of Primary and Excess Liability policies.

(iii)      Business Income insurance in an amount sufficient to prevent Trustor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover twenty-four (24) months’ “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity (“EPI”) of 12 months. The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new Leases and renewal Leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (A) the total anticipated gross income from occupancy of the Property, (B) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Trustor, (C) the fair market rental value of any portion of the Property which is occupied by Trustor, and (D) any other amounts payable to Trustor or to any affiliate of Trustor pursuant to Leases.

(iv)      If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. In addition Difference in Conditions (DIC) insurance and/or excess insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of flood, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary, if Beneficiary determines at any time that any part of the Property is located in Flood Zone A or V.

(v)      During the period of any construction, renovation or alteration of the Improvements, and only if the Property insurance (as described in Section 3.1(a)(i) above) form does not otherwise provide coverage, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary (which approval shall not be unreasonably withheld or delayed), including an Occupancy endorsement and Workers’ Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

(vi)      Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(vii)      Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(viii)      Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary.

(ix)      Business Automobile Insurance with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Trustor, Trustor’s employees or Trustor’s agents in connection with the Property.

(x)        Windstorm coverage (including coverage for Named Storms if the Property is in a Tier 1 county) in an amount equal to the Full Replacement Cost, plus an amount equal to the business income insurance and EPI contemplated in Subsection (a)(iii) of this Section 3.1 and on terms consistent with the commercial property insurance policy required under Subsection (a)(i) of this Section 3.1, provided, however, that the deductible for windstorm coverage shall not exceed the greater of (i) $250,000.00 or (ii) five percent (5%) of the Full Replacement Cost.

(xi)      Insurance from or against all losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake, provided such insurance is commercially available. Earthquake limits must equal one hundred percent (100%) of the Full Replacement Cost times Probable Maximum Loss (defined as the Scenario Upper Loss) for a 475-year return period, on such form of insurance policy as required by Beneficiary, and provided that the deductible for earthquake coverage shall not exceed the greater of (i) $250,000.00 or (ii) five percent (5%) of the Full Replacement Cost.

(xii)      Environmental Liability Insurance insuring against third party bodily injury and property damage resulting from contamination of the Property by Hazardous Materials, including contamination by Hazardous Materials migrating from adjacent or nearby properties, with a limit of not less than $5,000,000.00 per occurrence and $25,000,000.00 in the aggregate (the “Environmental Policy”). Any replacement, renewal, amendment, and/or modification of the Environmental Policy which is not on similar or better terms and conditions than the then-current policy shall be subject to Beneficiary’s prior written approval, in its sole and absolute discretion.

(xiii)    Such other insurance (A) as may from time to time be required by Beneficiary to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a)(i) through (a)(xii) of this Section 3.1, and (B) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, environmental, sinkhole and mine subsidence, provided that any such insurance required by Beneficiary under this subsection is commercially available.

(b)        Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:

(i)        The policies of insurance referenced in Subsections (a)(i), (a)(iii), (a)(iv), (a)(v), (a)(vii), (a)(x), and (a)(xi) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement or its equivalent form. In the absence of the New York Standard Mortgagee Clause (non-contributory) endorsement, Beneficiary must be named both as an additional insured and a loss payee on the policies of insurance.

(ii)        The insurance policies referenced in Subsections (a)(ii) and (a)(ix) of this Section 3.1 shall name Beneficiary as an additional insured.

(iii)        The policies of insurance referenced in Subsections (a)(viii) and (a)(xii) of this Section 3.1 shall name Beneficiary in such form and manner as Beneficiary shall require.

(iv)        All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.

(c)        All the insurance companies must be authorized to do business in the State and be approved by Beneficiary (which approval shall not be unreasonably withheld or delayed). The insurance companies must have a company rating of “Excellent” or better and a financial class of X or better, each as determined by A.M. Best Company, Inc., and a claims paying ability of BBB or better according to Standard & Poors. So called “Cut-through” endorsements shall not be permitted. If there are any Securities (as defined in Section 12.1(a)) issued with respect to the Loan which have been assigned a rating by a credit rating agency approved by Beneficiary (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies no later than five (5) days before the dates upon which any insurance premiums would become delinquent.

(d)        Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If Trustor fails to obtain or maintain insurance policies and coverages as required by this Section 3.1 (“Required Insurance”) then Beneficiary shall have the right but shall not have the obligation immediately, to procure any Required Insurance at Trustor’s cost.

(e)        Trustor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.1(a). Beneficiary may accept Certificates of Insurance, if satisfactory to Beneficiary, evidencing insurance policies referenced in Subsections (a)(ii), (a)(iv), and (a)(vi) of this Section 3.1 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or binders, not less than five (5) days prior to each expiration. The failure of Trustor to maintain the insurance required under this Article 3 shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.

(f)        All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

(g)        If any policy referred to in this Section 3.1 is written on a blanket basis, a list of locations and their insurable values shall be provided, as required by Beneficiary upon written request. If the Property is located in an area for potential catastrophic loss Trustor, upon request, shall provide Beneficiary with a Natural Hazard Loss Analysis Report on an annual basis. This report is to be completed by a recognized risk modeling company (e.g. RMS, EQE, AIR) approved by Beneficiary. Notwithstanding the foregoing, if locations and values in the same geographic area of the Property which are covered under the same blanket policy as the Property do not significantly change (as determined by Beneficiary), then the list of locations and insurable values will be sufficient.

3.2        ADJUSTMENT OF CLAIMS.  Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, to the extent such claims exceed $250,000.00, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction.

3.3        ASSIGNMENT TO BENEFICIARY.  To the extent the insurance requirements in this Article 3 are satisfied using a stand-alone policy(ies) covering only the Property, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to such insurance policy(ies), or premiums or payments in satisfaction of claims or any other rights under these insurance policy(ies) shall pass to the transferee of the Property. Notwithstanding the foregoing to the extent the insurance requirements in this Article 3 are satisfied using a blanket policy, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Beneficiary in and to any premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) relating to the Property shall pass to the transferee of the Property.

ARTICLE 4

BOOKS, RECORDS AND ACCOUNTS

4.1        BOOKS AND RECORDS.  Trustor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:

(a)        Quarterly certified rent rolls signed and dated by Trustor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.2) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within forty-five (45) days after the end of each fiscal quarter;

(b)        A quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared by Trustor and certified by Trustor in a form reasonably acceptable to Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within forty-five (45) days after the close of each fiscal quarter of Trustor;

(c)        Unaudited annual financial statements of Trustor in the form required by Beneficiary, prepared and certified by Trustor within ninety (90) days after the close of each fiscal year of Trustor;

(d)        Unaudited financial statements for Liable Party prepared by an authorized representative approved by Beneficiary and certified by Liable Party, within one hundred twenty (120) days after the close of each fiscal year of Liable Party; provided, however, that in the event that audited financial statements for Liable Party are prepared by an independent certified public accountant, Trustor shall promptly deliver Beneficiary a copy of said audited financial statements of Liable Party;

(e)        An annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

(f)        An annual ARGUS © valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property and all Property expenses within ninety (90) days after the close of each fiscal year of Trustor.

4.2        PROPERTY REPORTS.  Upon request from Beneficiary or its representatives and designees, Trustor shall furnish in a timely manner to Beneficiary:

(a)        A property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information reasonably requested by Beneficiary, in reasonable detail and certified by Trustor (or an officer, general partner, member or principal of Trustor if Trustor is not an individual) to its best knowledge to be true and complete in all material respects, but no more frequently than quarterly; and

(b)        An accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

4.3        ADDITIONAL MATTERS.

(a)        Trustor shall furnish Beneficiary with such other additional financial or management information regarding Trustor and Liable Party (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or any Rating Agency in form and substance reasonably satisfactory to Beneficiary or the Rating Agency.

(b)        Trustor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.

(c)        Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Trustor or Liable Party, or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Trustor, its affiliates or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon written notice to make copies and extracts from the foregoing records and other papers. To the extent that Trustor’s or any guarantor’s financial statements are consolidated with those of a constituent partner, member or affiliate, Beneficiary shall have the right upon prior written notice to examine and audit the records, books, management and other papers of such constituent partner, member or affiliate which reflect upon Trustor’s or any guarantor’s financial condition and/or the income, expenses and operations of the Property.

(d)        Notwithstanding the foregoing provisions of this Section 4.3, except for non-public information relating to the financial condition of Liable Party, such as a balance sheet and/or an income statement, Beneficiary shall not be entitled under this Section 4.3 to receive, examine or audit any non-public information relating to Liable Party unless Beneficiary agrees to enter into a commercially reasonable and mutually agreeable confidentiality agreement with respect to such non-public information.

ARTICLE 5

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

5.1        TRUSTOR’S REPRESENTATIONS AND WARRANTIES.  Trustor represents and warrants to Beneficiary that except as otherwise disclosed to Beneficiary in writing, to the best knowledge of Trustor:

(a)    There are no leases or occupancy agreements affecting the Property except those leases and amendments described on Exhibit B to that certain Certification of Borrower and Liable Party dated as of the Execution Date, executed by Trustor and Liable Party for the benefit of Beneficiary, and Trustor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Lease Guaranties”).

(b)        There are no defaults by Trustor under the Existing Leases and Lease Guaranties and there are no defaults by any tenants under the Existing Leases or any guarantors under the Lease Guaranties. The Existing Leases and the Lease Guaranties are in full force and effect.

(c)        None of the tenants now occupying 10% or more of the Property (individually or in the aggregate) or having a current lease affecting 10% or more of the Property (individually or in the aggregate) is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d)        No Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

5.2        ASSIGNMENT OF LEASES.  In order to further secure payment of the Secured Indebtedness and the performance of Trustor’s obligations under the Loan Documents, Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Lease Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Trustor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs and is continuing. The Existing Leases and Lease Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases.”

5.3        PERFORMANCE OF OBLIGATIONS.

(a)        Trustor shall perform all obligations under any and all Leases, including,

without limitation, the obligation to pay any and all tenant improvement allowances, abatements, inducements or other concessions due to tenants under the Leases.

(b)        Trustor agrees to furnish Beneficiary executed copies of all future Leases. Trustor shall comply with the provisions of Section 3 of the Assignment of Leases. If any of the acts described in Section 3 of the Assignment of Leases are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.

5.4        SUBORDINATE LEASES.  Each future Lease affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and Trustor shall use commercially reasonable efforts to include in each future Lease a provision or provisions, satisfactory to Beneficiary, to the effect that (i) in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser and (ii) if requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. Trustor shall notify Beneficiary in writing of any future Leases that do not include the foregoing provisions. If Beneficiary requests, Trustor shall use commercially reasonable efforts to cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreements with Beneficiary on forms which have been approved by Beneficiary. Upon written request from Trustor, Beneficiary shall provide a nondisturbance agreement, in the form previously approved by Trustor and Beneficiary (the “Form Nondisturbance Agreement”), with respect to any future Lease, provided that any tenant to whom the Form Nondisturbance Agreement is to be provided shall deliver to Beneficiary such information and documentation, acceptable to Beneficiary, confirming that neither the tenant, nor any guarantor of the tenant’s obligations under the Lease, nor any person that directly or indirectly (1) controls the tenant or any such guarantor or (2) has an ownership interest in the tenant or such guarantor of twenty-five percent (25%) or more (but excluding from the foregoing any Regulated Entities and members or stockholders of any Regulated Entities), appears on a list of individuals and/or entities for which transactions are prohibited by the United States Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such a person or entity would violate the U.S. Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation. For any Lease entered in accordance with the Leasing Guidelines (as defined in the Side Letter) and which does not require any changes to the Form Nondisturbance Agreement, a fee of $1,000 shall be paid to Beneficiary; and with respect to any Lease requiring Beneficiary’s approval or requiring changes to the Form Nondisturbance Agreement, a fee of $3,000 shall be paid to Beneficiary and if Beneficiary elects to retain special counsel the fees of special counsel must be paid by Trustor.

5.5        LEASING COMMISSIONS.  Trustor covenants and agrees that all future contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust.

Beneficiary will be provided evidence of Trustor’s compliance with this Section upon written request.

5.6        LEASING CONSENTS.  With regard to any Lease requiring Beneficiary’s approval under this Article 5, each request for the approval of such Lease shall be in writing and shall be delivered to Beneficiary by registered or certified mail (return receipt requested) or overnight delivery service (which provides return receipts) and such written request must be accompanied by (a) the proposed final draft of the Lease (the “Final Lease Draft”), together with (b) a redline of the proposed Final Lease Draft as compared against the Form Lease (as defined in the Side Letter), and (c) such request shall include the following statement on the first page in all capital letters and boldface type: “YOUR FAILURE TO RESPOND TO BORROWER’S REQUEST FOR FINAL APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT 222 SOUTH MAIN STREET, SALT LAKE CITY, UTAH, [APPLICABLE LOAN NUMBER], AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO CONSTITUTE LENDER’S APPROVAL OF SUCH REQUEST.” If Beneficiary shall not have delivered a notice of approval or disapproval to Trustor within such five (5) business days after receipt by Beneficiary of said request and all other information required herein, Beneficiary shall be deemed to have approved such Lease. In the event substantive changes materially affecting landlord and/or Beneficiary’s position as landlord or potential landlord under the Lease are made to the proposed Final Lease Draft after the date such draft was delivered and approved by Beneficiary, Trustor shall deliver, for Beneficiary’s approval a copy of the latest proposed lease draft together with a redline to the version last viewed and approved by Beneficiary, and such process for approval outlined in this Section 5.06 shall be followed for each such approval. A final signed version of any Lease shall be delivered to Beneficiary within a reasonable time after such execution.

5.7        GOLDMAN LEASE TERMINATION.  In the event The Goldman Sachs Group, Inc. (“Goldman Sachs”) provides notice to Trustor of Goldman Sachs’ exercise of the early termination option provided for in Section 2.5 of its Lease at the Property (the “Goldman Lease”), with respect to all or any portion of the premises covered by the Goldman Lease, then within ten (10) business days after Trustor’s receipt of notice of such exercise, Trustor shall deliver to Beneficiary a copy of such notice and an original, executed counterpart of a reserve agreement (the “Reserve Agreement”), substantially in the form attached as Exhibit A to the Side Letter. Trustor shall thereafter fully comply with the Reserve Agreement, including, without limitation, by depositing with Beneficiary all sums received from Goldman Sachs pursuant to Section 2.5 of the Goldman Lease and all Net Cash Flow (as defined in the Reserve Agreement), within the time periods, and as otherwise provided in, the Reserve Agreement.

ARTICLE 6

ENVIRONMENTAL HAZARDS

6.1        REPRESENTATIONS AND WARRANTIES.  Trustor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) based on Trustor’s knowledge and the Environmental Report (as defined in the Unsecured Indemnity Agreement), and except as otherwise disclosed to Beneficiary on Exhibit B attached to the Unsecured Indemnity

Agreement, neither Trustor nor, to the best of Trustor’s knowledge, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property except as expressly approved by Beneficiary in writing; (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Trustor are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.6); (iii) Trustor will use best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws; (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws; (v) Trustor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; (vi) Trustor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (vii) Trustor has provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Trustor and that is contained in Trustor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

6.2        REMEDIAL WORK.  In the event any investigation or monitoring of site conditions or any clean-up, containment, abatement, restoration, removal or other investigative or remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Trustor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Trustor and approved in advance in writing by Beneficiary (which approval shall not be unreasonably withheld, conditioned or delayed), and under the supervision of a consulting engineer, selected by Trustor and approved in advance in writing by Beneficiary (which approval shall not be unreasonably withheld, conditioned or delayed). All reasonable costs and expenses of Remedial Work shall be paid by Trustor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Trustor shall fail to timely commence, or cause to be commenced, or fail to diligently and in good faith prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.

6.3        ENVIRONMENTAL SITE ASSESSMENT.  Beneficiary shall have the right, at any time and from time to time, to undertake, at the expense of Trustor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its reasonable discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Trustor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests. If such environmental site assessment and testing confirms the presence or existence of Hazardous Materials on, under or about the Property, or any breach or violation of any Requirements of Environmental Laws pertaining to Trustor or the Property, the cost of such environmental site assessment and testing shall be borne solely by Trustor. If the environmental site assessment and testing affirms that no Hazardous Materials are present or exist on, under or about the Property, and that there are no breaches or violations of any Requirements of Environmental Laws pertaining to Trustor and the Property, the cost of such environmental site assessment and testing shall be borne solely by Beneficiary.

6.4        UNSECURED OBLIGATIONS.  No amounts which may become owing by Trustor to Beneficiary under this Article 6 or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article 6 shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article 6 shall, subject to the notice and cure provisions in Section 11.1(c) below, constitute an Event of Default. Notwithstanding the foregoing sentence, the obligations of the original named Trustor only under this Article 6 shall terminate two (2) years following the earliest to occur of (i) the full and indefeasible repayment of the Loan, (ii) reconveyance of this Deed of Trust and release of all other security provided in connection with the Loan, or (iii) a One-Time Transfer (as defined in Section 10.2) of the Property (but not a One-Time Transfer of all the membership interests in Trustor) in accordance with Section 10.2, provided that at the time of such repayment of the Loan, such reconveyance of this Deed of Trust and release of all other security, or such One-Time Transfer of the Property, Trustor shall have (A) delivered to Beneficiary at the time of such repayment, such reconveyance and release, or such transfer, and Beneficiary shall have approved, in its sole and absolute discretion, an ESA (as defined in Section 10.2), with respect to an inspection of the Property conducted not more than six (6) months prior to the date of such repayment, reconveyance and release, or transfer, and (B) paid all costs and expenses, including reasonable attorneys’ fees and costs, incurred by Beneficiary in connection with such ESA and Beneficiary’s review thereof. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Unsecured Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

6.5        HAZARDOUS MATERIALS.  “Hazardous Materials” shall include without limitation:

(a)        Those substances designated or defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” or listed or regulated as such under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499 100 Stat. 1613 (“SARA”), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. (“RCRA”), and the Hazardous Materials Transportation Act of 1985, 49 U.S.C. Sections 5101 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

(b)        Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to applicable state statutes, if any;

(c)        Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(d)        Any material, waste or substance that is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., (F) flammable explosives, (G) radioactive materials, or (H) pesticides, fungicides, insecticides or rodenticides; and

(e)        Such other substances, materials and wastes which are or become regulated as hazardous or toxic under or by applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Notwithstanding the foregoing, the term “Hazardous Materials” shall expressly exclude pre-packaged supplies, cleaning materials and other janitorial and maintenance supplies, paint and other hazardous materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property and in compliance with the Requirements of Environmental Laws.

6.6        REQUIREMENTS OF ENVIRONMENTAL LAWS.   “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE 7

CASUALTY, CONDEMNATION AND RESTORATION

7.1        TRUSTOR’S REPRESENTATIONS.  Trustor represents and warrants as follows:

(a)        Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000.00 to restore or replace has occurred which has not been fully restored or replaced.

(b)        No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c)        To the best of Trustor’s knowledge, there is no pending proceeding for the total or partial condemnation of the Property.

7.2        RESTORATION.

(a)        Trustor shall give prompt written notice to Beneficiary of any casualty to the Property, whether or not required to be insured against; provided, however, that Trustor shall not be required to notify Beneficiary of any casualty to the Property for which Trustor reasonably believes the cost of the Restoration will not exceed $100,000.00. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Trustor covenants and agrees to commence and diligently pursue to completion the Restoration.

(b)        Trustor assigns to Beneficiary all Insurance Proceeds which Trustor is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2(c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration. Notwithstanding the foregoing, if the Net Insurance Proceeds do not exceed $100,000.00, Beneficiary shall disburse the Net Insurance Proceeds to Trustor upon receipt.

(c)        For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases covering more than 22,500 square feet existing immediately prior to the damage, destruction, condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

(d)        If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.4 below. Upon Trustor’s satisfaction and completion of the Requirements for Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Trustor.

(e)        In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness together with the Prepayment Fee (as defined in the Note) due and payable on a date which is ninety (90) days after Beneficiary’s written demand therefor; provided, however, that unless the applicable casualty or damage occurs during the last year of the term of the Loan, Beneficiary shall not be entitled to declare the entire Secured Indebtedness together with the Prepayment Fee due and payable if the cost of the Restoration will not exceed $10,000,000.00, as reasonably determined by Beneficiary; and provided further, however, that so long as Trustor makes a good faith effort to recover from the insurer any Prepayment Fee that results from such application of the Net Insurance Proceeds, the Prepayment Fee shall be waived. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

7.3        CONDEMNATION.

(a)        If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation in excess of $100,000.00 (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b)        Trustor assigns to Beneficiary all Condemnation Proceeds which Trustor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an

Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then (A) Trustor shall commence and diligently pursue to completion the Restoration, and (B) Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.

(c)        In the event the Net Condemnation Proceeds are to be used for the Restoration, Trustor shall comply with Beneficiary’s Requirements for Restoration as set forth in Section 7.4 below. Upon Trustor’s satisfaction and completion of the Requirements for Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Trustor.

(d)        In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness together with the Prepayment Fee due and payable on a date which is ninety (90) days after Beneficiary’s written demand therefor; provided, however, that unless the applicable Condemnation occurs during the last year of the term of the Loan, Beneficiary shall not be entitled to declare the entire Secured Indebtedness together with the Prepayment Fee due and payable if the cost of the Restoration will not exceed $10,000,000.00, as reasonably determined by Beneficiary; and provided further, however, that so long as Trustor makes a good faith effort to recover from the condemning authority any Prepayment Fee that results from such application of the Net Condemnation Proceeds, the Prepayment Fee shall be waived. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

7.4        REQUIREMENTS FOR RESTORATION.  Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements for Restoration:

(a)        If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Trustor shall provide Beneficiary for its review and written approval (which approval shall not be unreasonably withheld, conditioned or delayed) (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by the Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form reasonably approved by Beneficiary in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be reasonably satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.

(b)        Trustor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Trustor shall have complied with the requirements of subsection (a) of this Section 7.4. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses on the following terms and conditions:

(i)        The Architect shall be in charge of the Work;

(ii)        Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and reasonably approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by the Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence reasonably satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above), and (z) an endorsement to Beneficiary’s title policy (to the extent available) insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions; and

(iii)        The final Request for Payment shall be accompanied by (A) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (B) evidence that the Restoration has been completed substantially in accordance with the Approved Plans and Specifications and all Requirements, (C) evidence that the costs of the Restoration have been paid in full, and (D) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above), including final waivers of liens covering all of the

Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c)        If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor fails to commence promptly or diligently and in good faith continue to completion the Restoration, or (iii) Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration (subject to Trustor’s right to contest the same pursuant to the terms of Section 2.4(a) above), or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may reasonably determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness due and payable on a date which is ninety (90) days after Beneficiary’s written demand therefor, together with the Prepayment Fee; provided, however, that unless the applicable damage, destruction or condemnation occurs during the last year of the term of the Loan, Beneficiary shall not be entitled to declare the entire Secured Indebtedness together with the Prepayment Fee due and payable if the cost of the Restoration will not exceed $10,000,000.00, as reasonably determined by Beneficiary.

ARTICLE 8

REPRESENTATIONS OF TRUSTOR

8.1        ERISA.  Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

8.2        NON-RELATIONSHIP.  Trustor hereby represents and warrants that neither Trustor nor any general partner, director, principal, member or officer of Trustor nor, to Trustor’s knowledge, any person who is a Trustor’s Constituent (as defined in Section 8.3) is (i) a director or officer of Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.

8.3       NO ADVERSE CHANGE.  Trustor hereby represents and warrants that:

(a)    There has been no material adverse change from the conditions shown in the application submitted for the Loan by Trustor (the “Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Trustor or the direct general partners, shareholders or members of Trustor, respectively as the case may be (collectively, “Trustor’s Constituents”).

(b)    Trustor has delivered to Beneficiary true and correct copies of all Trustor’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Trustor’s Constituents since the date that the Application was executed by Trustor.

(c)    Neither Trustor nor any of the Trustor’s Constituents is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.

(d)    Trustor has received reasonably equivalent value for the granting of this Deed of Trust.

(e)    Neither Trustor nor any of Trustor’s Constituents has been convicted of, or been indicted for, a felony criminal offense.

(f)    Neither Trustor nor any of Trustor’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement.

(g)    Neither Trustor nor any of Trustor’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Trustor’s ability to perform in accordance with the Loan Documents.

8.4       FOREIGN INVESTOR.  Trustor hereby represents and warrants that (a) neither Trustor nor any partner, member or shareholder of Trustor is a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, or the Regulations promulgated thereunder, and (b) Trustor is not a “disregarded entity” within the meaning of such Code or Regulations, and in the event Trustor becomes (whether through transfer, merger, reorganization, restructuring or otherwise) a “disregarded entity,” the 100% owner of such “disregarded entity” will not be a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.

8.5       U.S. PATRIOT ACT.  Trustor hereby represents and warrants that either (a) Trustor is (i) regulated by the SEC, FINRA, or the Federal Reserve (a “Regulated Entity”) or (ii) a wholly owned subsidiary or affiliate of a Regulated Entity, or (b) neither Trustor nor any partner, member or shareholder of Trustor is, and no legal or beneficial interest in a partner, member or shareholder of Trustor, that in each case directly or indirectly controls Trustor or has a direct or indirect ownership interest in Trustor of twenty-five percent (25%) or more, is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the United States Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such a person or entity would violate the U.S. Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation and shall provide evidence as reasonably requested by Beneficiary from time to time to confirm compliance.

The following items shall be the only items required as evidence of compliance with this Section 8.5 (collectively, the “OFAC Information”): (a) Trustor’s organizational chart showing the names and percentage of direct or indirect ownership of an entity or person that owns, directly or indirectly, more than twenty-five percent (25%) of Trustor (each, a “Compliance Party”); (b) for any entities, organizational structure charts and organizational documents; (c) for each Compliance Party, the legal name of applicable Compliance Party, including type of entity and place of organization; (d) the applicable Compliance Party’s tax identification number; (e) indication of whether the entity is publicly traded and if so, indication of its regulator (SEC, FINRA or Federal Reserve); (f) a description of the nature of the applicable Compliance Party’s business; (g) the applicable Compliance Party’s physical business address or individual personal address, as applicable (specifically excluding any P.O. box addresses); (h) a contact name and telephone number for the applicable Compliance Party; (i) if the applicable Compliance Party is an individual, such individual’s phone number together with a valid identification upon Beneficiary’s request; and (j) a description of the Compliance Party’s source of funds for any equity interest.

ARTICLE 9

EXCULPATION AND LIABILITY

9.1       LIABILITY OF TRUSTOR.

(a)     Upon the occurrence of an Event of Default, except as provided in this Section 9.1, Beneficiary will look solely to the Property and the security under the Loan Documents for the repayment of the Secured Indebtedness and will not enforce a deficiency judgment against Trustor. However, nothing contained in this section shall limit the rights of Beneficiary to proceed against Trustor and/or Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), if any, (i) to enforce any Leases entered into by Trustor or its affiliates, as a tenant under any of the Leases; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty (and in order to recover from Liable Party, material, intentional misrepresentation or material, intentional breach of warranty) or intentional material physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Trustor in violation of the Loan Documents or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover any (A) tenant security deposits, tenant letters of credit or other tenant deposits or tenant termination, restoration, or signage fees or other similar fees paid to Trustor in connection with the Property and that are not applied as expressly set forth in the Loan Documents, (B) prepaid rents for a period of more than 30 days after an Event of Default or (C) amounts which were not deposited as and when required pursuant to Section 3 of the Reserve Agreement; (v) to recover Rents and Profits received by Trustor after the first day of the month in which an Event of Default occurs and prior to the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover solely from Trustor (and not Liable Party with respect to this clause (vi)) damages, costs and expenses arising from, or in connection with Article 6 of this Deed of Trust pertaining to hazardous materials or the Unsecured Indemnity Agreement; (vii) with respect to Trustor only (and not Liable Party) to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of this Deed of Trust and any amount expended by Beneficiary and Trustee in connection with a foreclosure or trustee’s sale hereunder; (viii) to recover costs and damages arising from Trustor’s failure to pay Premiums or Impositions in the event that Trustor is not required to deposit such amounts with Beneficiary pursuant to Section 2.5 hereof; and/or (ix) to recover damages arising from Trustor’s failure to comply with Section 8.1 of this Deed of Trust pertaining to ERISA.

(b)    The limitation of liability in Section 9.1(a) shall not apply and the Loan shall be fully recourse to Trustor and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty) in the event that prior to the repayment of the Secured Indebtedness, Trustor commences a voluntary bankruptcy or insolvency proceeding or is involved in a collusive involuntary bankruptcy or insolvency proceeding, which is not dismissed within one hundred twenty (120) days of filing. In addition, this agreement shall not waive any rights which Beneficiary would have under any provisions of the Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

(c)    The limitation of liability in Section 9.1(a) shall not apply and the Loan shall be fully recourse to Trustor and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty) in the event there is a Voluntary Transfer or a voluntary Secondary Financing except as permitted in the Loan Documents or otherwise approved in writing by Beneficiary. For purposes of this paragraph (c) only, “Voluntary Transfer” shall mean a Transfer (as defined in Section 10.1(a)) of ownership of the Property or of ownership in entities directly or indirectly owning the Property, in each case which is voluntary.

(d)    The limitation of liability in Section 9.1(a) shall not apply and the Loan shall be fully recourse to Trustor (but not Liable Party nor any of Trustor’s other constituent members, partners, or shareholders, direct or indirect) if an Event of Default occurs pursuant to Section 11.1(j) of this Deed of Trust.

ARTICLE 10

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

10.1    CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a)    Trustor shall not cause or permit directly or indirectly: (i) the Property or any direct or indirect interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; (ii) any transfer, assignment or conveyance of any direct or indirect interest in Trustor or in the partners, shareholders, members or beneficiaries of Trustor or of any of Trustor’s direct or indirect constituents; or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or any of the direct or indirect general partners, shareholders, members or beneficiaries of Trustor, including, without limitation, any conversion of Trustor or any direct or indirect general partner, shareholder, member, or beneficiary of Trustor from one type of entity to a different type of entity (collectively, a “Transfer” or “Transfers”).

(b)    The prohibitions on Transfers shall not be applicable to (i) Transfers as a result of the death of a natural person who is Trustor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either.

(c)    Trustor shall pay all costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Beneficiary, in connection with any Transfer.

(d)    Notwithstanding anything stated to the contrary herein (but subject to the conditions set forth in Section 10.1(e)), any Transfers (or the pledge or encumbrance) of equity interests or other interests in Liable Party, or in any of the direct or indirect owners of Liable Party (including, without limitation, KBS Limited Partnership III, KBS REIT Holdings III, LLC or KBS Real Estate Investment Trust III, Inc.) shall not be prohibited (and shall be expressly permitted), provided that KBS Real Estate Investment Trust III, Inc. continues to (i) have the ability to control the day-to-day management of Trustor’s affairs and (ii) own, either directly or indirectly, not less than fifty-one (51%) of the ownership interests in Trustor.

(e)    Transfers permitted under Section 10.1(d) are each referred to herein as a “Permitted Transfer” and must satisfy all of the following conditions: (i) at the time of the Permitted Transfer, there is no existing Event of Default, (ii) after giving effect to the Permitted Transfer, Trustor shall continue to be able to make the representations and warranties set forth in Article 8 hereof, (iii) except for transfers of interests in KBS Real Estate Investment Trust III, Inc., Trustor shall have provided Beneficiary the OFAC Information as requested by Beneficiary in order for Beneficiary to conduct due diligence, satisfactory to Beneficiary, confirming the representations and warranties contained in Section 8.5 will remain true after the Permitted Transfer, (iv) Trustor shall pay all costs and expenses incurred by Beneficiary in connection with the Permitted Transfer, including title insurance premiums (as applicable), documentation costs and reasonable attorneys’ fees and costs, and (v) except for transfers of interests in KBS Real

Estate Investment Trust III, Inc. (for which no notice shall be required), Beneficiary shall have received written notice of the Permitted Transfer not later than thirty (30) days prior to such contemplated transfer.

(f)        Any Permitted Transfer shall not relieve (i) Trustor of its obligations under the Note or any other Loan Documents, or the Unsecured Indemnity Agreement or (ii) Liable Party of its obligations under the Guaranty or under the Loan Documents to the extent applicable.

10.2     ONE-TIME TRANSFER.

(a)        Notwithstanding the foregoing, the original named Trustor shall have a one-time right to either transfer the Property or transfer all of the membership interests in Trustor to a third party. A Transfer permitted under the immediately preceding sentence is referred to herein as a “One-Time Transfer” and must satisfy all of the following conditions:

(i)        At the time of the One-Time Transfer, there shall not be an Event of Default under this Deed of Trust or under the other Loan Documents, the Guaranty, or the Unsecured Indemnity Agreement;

(ii)        Trustor shall have obtained Beneficiary’s written approval of the proposed transferee;

(iii)       The transferee shall be able to make and shall make the representations and warranties set forth in Article 8 hereof;

(iv)       At the time of the One-Time Transfer, the projected net operating income to be derived from the Property for the next twelve (12) month period, as determined by Beneficiary in its sole and absolute discretion, shall be at least ten percent (10%) of the outstanding principal balance of the Loan;

(v)        At the time of the One-Time Transfer, the outstanding principal balance of the Loan shall not exceed sixty percent (60%) of the value of the Property, as determined by Beneficiary;

(vi)       Trustor shall pay to Beneficiary (A) a fee equal to one-half of one percent (0.5%) of the outstanding principal balance of the Loan at the time of the One-Time Transfer and (B) a non-refundable processing fee in the amount $25,000.00;

(vii)      The transferee shall expressly assume Trustor’s obligations under the Loan Documents and the Unsecured Indemnity Agreement in a manner satisfactory to Beneficiary;

(viii)      An additional liable party or parties acceptable to Beneficiary (the “Additional Liable Party”) shall execute:

(A)        A guaranty, in substantially the same form as the Guaranty, with respect to the recourse provisions of the Loan Documents, including, without limitation, those relating to environmental matters; and

(B)        An environmental indemnity agreement, in substantially the same form as the Unsecured Indemnity Agreement, with respect to events arising or occurring from and after the date of the One-Time Transfer;

(ix)        The Additional Liable Party shall have (in the aggregate if more than one) a net worth, as determined by Beneficiary, of not less than $100,000,000.00;

(x)        The transferee and/or an entity holding a direct or indirect interest in the transferee shall have a combined net worth, as determined by Beneficiary, of not less than $100,000,000.00;

(xi)        The transferee shall be experienced in the ownership, management and leasing of properties similar to the Property;

(xii)      Trustor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with the One-Time Transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees;

(xiii)     If the Loan has been securitized, Beneficiary shall have received confirmation that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the Securities by each Rating Agency; and

(xiv)     Any provisions of the Loan Documents requiring Beneficiary to provide Trustor notice of any monetary default shall not be applicable to the transferee.

(b)        A One-Time Transfer shall:

(i)        Not relieve Trustor of its obligations under the Note, this Deed of Trust, any of the other Loan Documents or the Unsecured Indemnity Agreement or relieve Liable Party of its obligations under the Guaranty or any Loan Documents, with respect to events arising or occurring prior to the date of the such transfer;

(ii)       Relieve Liable Party from its obligations under the Guaranty and the Loan Documents with respect to events first arising or occurring after the date of such transfer;

(iii)     In the case of a One-Time Transfer of the Property only (and not in the case of a One-Time Transfer of all the membership interests of Trustor):

(A)        Relieve Trustor from its obligations under the Loan Documents with respect to events first arising or occurring after the date of such transfer; and

(B)        Relieve Trustor from its obligations under the Unsecured Indemnity Agreement two (2) years after such transfer, provided that Trustor shall have (1) delivered to Beneficiary at the time of such One-Time Transfer of the Property, and Beneficiary shall have approved, in its sole and absolute discretion, a Phase I environmental site assessment of the Property (an “ESA”), with respect to an inspection of the Property conducted not more than six (6) months prior to the date of such transfer, and (2) paid all costs and expenses, including reasonable attorneys’ fees and costs, incurred by Beneficiary in connection with such ESA and Beneficiary’s review thereof.

(c)        In the event that the requirements set forth in Section 10.2(a)(iv) and/or (v) would not be satisfied at the time of the proposed One-Time Transfer, Trustor, upon thirty (30) days’ prior written notice to Beneficiary, shall be permitted to partially prepay the Loan, but only to the extent and in the amount necessary to cause the requirements of both such clauses to be satisfied. Any partial prepayment made pursuant to the immediately preceding sentence will be made together with the applicable Prepayment Fee.

10.3      PROHIBITION ON SUBORDINATE FINANCING.

(a)        Trustor shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest in Trustor or other direct or indirect interest in Trustor (collectively, “Secondary Financing”).

(b)        Notwithstanding the foregoing, provided no Event of Default exists, the following transactions shall not be prohibited (and shall be expressly permitted):

(i)        KBS REIT Properties III, LLC, KBS Limited Partnership III and KBS Real Estate Investment Trust III, Inc. shall each be permitted to execute guaranties and/or indemnity agreements for their respective subsidiaries; and

(ii)        KBS Limited Partnership III and KBS Real Estate Investment Trust III, Inc. shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Secondary Loan”) and pledge their respective interests in KBS Limited Partnership III and KBS REIT Properties III, LLC as security for any Secondary Loan provided that neither Trustor nor Trustor’s sole member’s membership interest is pledged to secure such Secondary Loan and (B) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be an Event of Default.

10.4      RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Trustor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (a) the Loan, (b) Leases entered into in the ordinary course of owning and operating the Property for the Use, (c) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (d) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (e) any other single item of indebtedness or liability (but expressly excluding the items listed in clauses (a) through (d) above) which does not exceed $100,000.00 or, when aggregated with other items of indebtedness or liability (but expressly excluding the items listed in clauses (a) through (d) above), does not exceed $200,000.00.

10.5      STATEMENTS REGARDING OWNERSHIP. Trustor agrees to submit or cause to be submitted to Beneficiary within forty-five (45) days after December 31st of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary, a sworn, notarized certificate, signed by an authorized (a) individual who is Trustor or one of the individuals comprising Trustor, (b) member of Trustor, (c) partner of Trustor or (d) officer of Trustor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Trustor has been made by Trustor and if so, to whom; or (z) there has been any change in the individual(s) comprising Trustor or in the partners, members, or beneficiaries of Trustor (but expressly excluding any changes in the shareholders of KBS Real Estate Investment Trust III, Inc.) from those on the Execution Date, and if so, a description of such change or changes.

ARTICLE 11

DEFAULTS AND REMEDIES

11.1      EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a)        Prior to a One-Time Transfer pursuant to Section 10.2, the failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within ten (10) days after receipt of notice of such failure; provided, however, that Beneficiary shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times in the aggregate during the term of the Loan. In the event that Beneficiary is no longer required to provide Trustor with such notices of such failure as set forth in the immediately preceding sentence, then the failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any of the Loan Documents, whether to Beneficiary or otherwise, within ten (10) days of the date when such amount is due shall constitute an Event of Default;

(b)        After a One-Time Transfer pursuant to Section 10.2, the failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within ten (10) days of the date when such amount is due;

(c)        The failure of Trustor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, not specified in the other clauses of this Section 11.1 or not otherwise specified as an Event of Default in this Deed of Trust, within thirty (30) days after receipt of notice of such failure (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, as may be reasonably required if such failure cannot be cured within thirty (30) days provided Trustor commences to cure such failure within thirty (30) days of receipt of notice of failure and thereafter diligently works to cure the same);

(d)        The filing by Trustor, Liable Party or any Additional Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(e)        If any warranty, representation, certification, financial statement or other information made or furnished pursuant to the terms of the Loan Documents by Trustor, or by any person or entity otherwise liable under any Loan Document, the Unsecured Indemnity Agreement, or the Guaranty shall be materially false or misleading;

(f)        If Trustor shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property (provided that the foregoing events shall not constitute Events of Default if cured within thirty (30) days after receipt of written notice from Beneficiary or such additional time, not to exceed ninety (90) days after receipt of such notice, as may be reasonably required if such default cannot be cured within thirty (30) days provided Trustor commences to cure such default within thirty (30) days of receipt of notice of default and thereafter diligently works to cure the same).

(g)        The failure of Liable Party to comply with any provisions of the Guaranty or the failure of any Additional Liable Party to comply with any of the provisions of any guaranty entered into pursuant to Section 10.2(a)(viii)(A), in each case within any notice and/or cure period provided therein, or if no notice and/or cure period is provided therein, within thirty (30) days after receipt of written notice of such failure from Beneficiary;

(h)        Except as set forth in clause (ii) below, (i) the failure of Trustor to comply with any of the provisions of the Unsecured Indemnity Agreement, or the failure of any

Additional Liable Party to comply with any of the provisions of any environmental indemnity agreement entered into pursuant to Section 10.2(a)(viii)(B), within thirty (30) days after receipt of written notice of such failure from Beneficiary (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, as may be reasonably required if such failure cannot be cured within thirty (30) days provided Trustor or such Additional Liable Party, as applicable, commences to cure such failure within thirty (30) days of receipt of notice of failure and thereafter diligently works to cure the same) or (ii) the failure of Trustor to comply with the provisions of the first sentence of Section 4(b) of the Unsecured Indemnity Agreement, or the failure of any Additional Liable Party to comply with any substantially similar provision of any environmental indemnity agreement entered into pursuant to Section 10.2(a)(viii)(B), within the respective time periods specified therein; provided that any periods of notice, grace, and/or cure under this Deed of Trust, the Unsecured Indemnity Agreement, or any environmental indemnity agreement entered into pursuant to Section 10.2(a)(viii)(B) shall run concurrently;

(i)        If there shall occur any breach or violation of Sections 10.1(a) or 10.3(a) of this Deed of Trust; or

(j)        The failure of Trustor to comply with any of the provisions of Section 5.7 of this Deed of Trust within ten (10) days after receipt of written notice from Beneficiary, or if an Event of Default (as defined in the Reserve Agreement) shall occur (if the Reserve Agreement is then in effect), provided that any periods of notice, grace, and/or cure under this Deed of Trust and/or the Reserve Agreement shall run concurrently.

11.2     REMEDIES UPON DEFAULT. Upon the happening and continuance of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:

(a)        Foreclosure.    Institute a judicial foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the lesser of (i) the Default Rate (as defined in the Note) or (ii) the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

(b)        Power of Sale.    Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary (subject to any laws of the State allowing Trustor to direct the order in which parcels are sold) may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c)    Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d)    Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor or Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver and hereby agrees not to object to such appointment. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under Utah Code Annotated 57-26-107, as such statute may be amended from time to time.

11.3    APPLICATION OF PROCEEDS OF SALE. To the fullest extent permitted by applicable law, Trustee shall apply the proceeds of the sale to payment of: (a) the costs and expenses of exercising the power of sale and of the sale, including the payment of the Trustee’s and attorneys’ fees; (b) the cost of any evidence of title procured in connection with such sale; (c) all sums expended under the terms of this Deed of Trust not then repaid, with accrued interest at the interest rate provided in the Note from date of expenditure; (d) all other sums then secured by this Deed of Trust; and (e) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the Clerk of the District Court in the county in which the sale took place. Subject to the foregoing, in the event of a sale of the Property pursuant to Section 11.2 of this Deed of Trust, to the extent permitted by law, Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

11.4    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND/OR HEARING ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH,

THE NOTE, THIS DEED OF TRUST OR ANY OF THE LOAN DOCUMENTS, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

11.5        BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor fails to perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents, following the expiration of any applicable notice or grace period provided herein, Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name. Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.

11.6        BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

11.7        FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

11.8        WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

11.9        INDEMNIFICATION OF TRUSTEE. To the extent permitted by applicable law, except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. To the extent permitted by applicable law, Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.

11.10      ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

11.11      SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or any successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument completed in compliance with applicable law shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

ARTICLE 12

TRUSTOR AGREEMENTS AND FURTHER ASSURANCES

12.1        PARTICIPATION AND SALE OF LOAN.

(a)        Beneficiary may from time to time sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan, the Loan Documents, the Unsecured Indemnity Agreement and the Guaranty at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan (provided that Beneficiary shall notify Trustor in writing within thirty (30) days after transferring its responsibilities as servicer of the Loan). Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”). Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor or any Liable Parties and the Property, whether furnished by Trustor, any Liable Parties or otherwise, as Beneficiary determines necessary or desirable.

(b)        Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion (and at its sole cost and expense), shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Trustor shall cooperate (at no cost, potential liability or expense to Trustor) with reasonable requests of Beneficiary in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor (except to a de minimis extent) than those contained herein and in the Note, and (y) which do not (except to a de minimis extent) increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents. If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Trustor fails to execute and deliver such documents to Beneficiary within five (5) business days following such request by Beneficiary, Trustor hereby absolutely and irrevocably appoints Beneficiary as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Trustor ratifying all that such attorney shall do by virtue thereof. Beneficiary shall reimburse Trustor for Trustor’s reasonable and verified third-party attorneys’ fees related to Trustor’s cooperation under this Section 12.01(b).

(c)        Trustor will reasonably cooperate with Beneficiary and the Rating Agencies (at no cost, potential liability or expense) in furnishing such information and providing such other assistance, estoppel certificates, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Trustor, Liable Party or the Property. Subject to the provisions outlined in Section 4.3(d), Trustor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, and the financial condition of Trustor or Liable Party as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest. Beneficiary shall reimburse Trustor for Trustor’s reasonable and verified third-party attorneys’ fees related to Trustor’s cooperation under this Section 12.01(c).

12.2        REPLACEMENT OF NOTE. Upon written notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

12.3        TRUSTOR’S ESTOPPEL. Within ten (10) days after a written request by Beneficiary, Trustor and Liable Party shall furnish an acknowledged written statement in form reasonably satisfactory to Beneficiary (a) setting forth the amount of the Secured Indebtedness, (b) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (c) stating whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, (d) stating any other matters as Beneficiary may reasonably request, and (e) providing any documents therewith that Beneficiary may reasonably request, provided that any such other documents do not obligate Trustor to incur any liability, potential liability or additional cost or expense.

12.4        FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Trustor fails to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

12.5        SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE 13

SECURITY AGREEMENT

13.1        SECURITY AGREEMENT. THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE UTAH UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW WITH RESPECT TO THE PERSONAL PROPERTY AND IS FILED AS A FIXTURE FILING WITH RESPECT TO GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE LAND OR THE IMPROVEMENTS. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD. WITH RESPECT TO SUCH FIXTURE FILING, THE FOLLOWING INFORMATION IS PROVIDED:

Name of Debtor:	KBSIII 222 Main, LLC

Address of Debtor:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Todd Smith, VP Controller, Corporate

Name of Secured Party:	Metropolitan Life Insurance Company, a New York corporation

Address of Secured Party:	425 Market Street, Suite 1050 San Francisco, California 94105 Attention: Vice President

13.2        REPRESENTATIONS AND WARRANTIES. Trustor warrants, represents and covenants as follows:

(a)    To the best knowledge of Trustor, Trustor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Beneficiary in writing. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

(b)    To the best knowledge of Trustor, the Personal Property has not been used, , and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.

(c)    Trustor will not remove the Personal Property without the prior written consent of Beneficiary (which consent shall not be unreasonably withheld, conditioned or delayed), except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

13.3        CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or the Improvements.

13.4        PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 70A-9a-334, as amended from time to time and as enacted in the State, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a)        Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b)        Trustor shall pay all sums and perform all obligations secured by the security agreement. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c)        Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d)        The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.

ARTICLE 14

MISCELLANEOUS COVENANTS

14.1      NO WAIVER.  No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

14.2      NOTICES.  All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

14.3     HEIRS AND ASSIGNS; TERMINOLOGY.

            (a)        This Deed of Trust and all other Loan Documents are binding upon Trustor, Beneficiary, and Trustee, their heirs, representatives, administrators, executors, successors and permitted assigns and inures to the benefit of and is enforceable by Beneficiary, its successors, endorsees and assigns (including, without limitation, any entity to which Beneficiary assigns or sells all or any portion of its interest in the Loan). Unless expressly otherwise provided herein, the term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party(ies).

            (b)        In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

14.4     SEVERABILITY.  If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.

14.5     APPLICABLE LAW.  This Deed of Trust shall be construed and enforced in accordance with the laws of the State.

14.6     CAPTIONS.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

14.7     TIME OF THE ESSENCE.  Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.

14.8     NO MERGER.  In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

14.9     NO MODIFICATIONS.  This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.

14.10   ENTIRE AGREEMENT.  This Deed of Trust, the Note, the other Loan Documents, the Guaranty and the Unsecured Indemnity Agreement (collectively, the “Written

Agreements”) constitute a final expression of the agreement between Trustor and Beneficiary and the Written Agreements may not be contradicted by evidence of any alleged oral agreement or understanding, and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.

14.11    NO THIRD PARTY BENEFICIARIES.  Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

KBSIII 222 MAIN, LLC,

a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Deed of Trust, Security Agreement and Fixture Filing

ACKNOWLEDGEMENT

State of California

County of             Orange                             )

On   February 20, 2014             before me,   K. Godin, Notary Public

                                                                              (insert name and title of the officer)

personally appeared         Charles J. Schreiber, Jr.                                        , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ K. GODIN	(Seal)

EXHIBIT A

PROPERTY DESCRIPTION

Real property in the City of Salt Lake City, County of Salt Lake, State of Utah, described as follows:

PARCEL 1:

A PART OF LOT 7 AND LOT 8, BLOCK 58, PLAT “A”, SALT LAKE CITY SURVEY, IN SALT LAKE CITY, SALT LAKE COUNTY, UTAH:

BEGINNING AT A POINT ON THE EAST LINE OF LOT 8, BLOCK 58 PLAT “A”, SALT LAKE CITY SURVEY, SAID POINT BEING SOUTH 0°01’10” EAST ALONG SAID EAST LINE 56.63 FEET FROM THE NORTHEAST CORNER OF SAID LOT 8, BLOCK 58; THENCE SOUTH 0°01’10” EAST ALONG SAID EAST LINE 209.91 FEET; THENCE NORTH 89°53’46” WEST 124.67 FEET; THENCE SOUTH 0°01’10” EAST 62.77 FEET; THENCE SOUTH 89°58’19” WEST 40.46 FEET; THENCE SOUTH 0°01’10” EAST 1.00 FEET; THENCE SOUTH 89°58’19” WEST 165.13 FEET; THENCE NORTH 0°01’10” WEST 82.50 FEET; THENCE NORTH 89°58’19” EAST 50.04 FEET; THENCE NORTH 0°01’10” WEST 80.50 FEET; THENCE SOUTH 89°58’19” WEST 36.38 FEET; THENCE NORTH 0°01’10” WEST 57.00 FEET; THENCE SOUTH 89°58’19” WEST 2.60 FEET; THENCE NORTH 0°01’10” WEST 110.00 FEET; THENCE NORTH 89°58’19” EAST 35.58 FEET; THENCE SOUTH 0°01’10” EAST 111.08 FEET; THENCE NORTH 89°58’50” EAST 65.67 FEET; THENCE NORTH 0°01’10” WEST 3.67 FEET; THENCE NORTH 89°58’50” EAST 63.63 FEET; THENCE NORTH 0°01’10” WEST 29.88 FEET; THENCE NORTH 89°58’50” EAST 47.33 FEET; THENCE NORTH 0°01’10” WEST 20.94 FEET; THENCE NORTH 89°58’50” EAST 106.98 FEET TO THE POINT OF BEGINNING.

APN: 15-01-280-065-0000

PARCEL 2:

TOGETHER WITH A PERPETUAL NON-EXCLUSIVE RIGHT OF WAY FOR ALL PURPOSES OF INGRESS AND EGRESS IN COMMON WITH OTHERS UPON AND OVER THE SURFACE OF THE FOLLOWING DESCRIBED REAL PROPERTY:

COMMENCING AT THE SOUTHEAST CORNER OF LOT 2, BLOCK 58, PLAT “A”, SALT LAKE CITY SURVEY, AND RUNNING THENCE NORTH 330.00 FEET; THENCE WEST 30.00 FEET; THENCE SOUTH 330.00 FEET TO A POINT DUE WEST OF THE POINT OF BEGINNING; THENCE EAST 30.00 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

TOGETHER WITH A PERPETUAL NON-EXCLUSIVE EASEMENT AND RIGHT OF WAY UPON, OVER AND ACROSS THE SURFACE OF THE FOLLOWING DESCRIBED REAL PROPERTY:

BEGINNING AT A POINT ON THE SOUTH RIGHT OF WAY LINE OF 200 SOUTH STREET, SAID POINT BEING NORTH 89°58’19” EAST 46.63 FEET FROM THE NORTHWEST CORNER OF LOT 7, BLOCK 58, PLAT “A” SALT LAKE CITY SURVEY, AND RUNNING THENCE NORTH 89°58’19” EAST ALONG SAID SOUTH RIGHT OF WAY LINE, 25.00 FEET; THENCE SOUTH 0°01’10” EAST 111.08 FEET; THENCE SOUTH 89°58’19” WEST 25.00 FEET; THENCE NORTH 0°01’10” WEST 111.08 FEET TO THE POINT OF BEGINNING.

PARCEL 4:

TOGETHER WITH A NON-EXCLUSIVE LEASE, AS SET FORTH IN THAT CERTAIN UNRECORDED LEASE AGREEMENT TO OCCUPY PUBLIC PROPERTY BETWEEN SALT LAKE CITY CORPORATION AND 222 S. MAIN INVESTMENTS LLC, A DELAWARE LIMITED LIABILITY COMPANY DATED MARCH 12, 2012, RELATING TO A 47.99’ X 22.75’ SUBTERRANEAN VAULT UNDER THE SURFACE OF THE SIDEWALK IMMEDIATELY TO THE EAST OF PARCEL 1 ABOVE.